                                                                    EXHIBIT 3.15

                                                              FILING FEE: 850.00
[SEAL]

                            ARTICLES OF INCORPORATION
                                       OF
                            REXNORD PUERTO RICO INC.

                                    * * * * *

          FIRST. The name of the corporation is

                            REXNORD PUERTO RICO INC.

          SECOND. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

          THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

          To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

          To hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

          To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and, while owner of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

          To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

          To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

          To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

          To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

          FOURTH. The amount of the total authorized capital stock of the corporation is One Thousand ($1,000.00) Dollars consisting of One Hundred (100) Shares of stock of the par value of Ten ($10.00) Dollar each.

          FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

          The names and post-office addresses of the first board of directors, which shall be three (3) in number, are as follows:

          NAME                                       POST-OFFICE ADDRESS
          ----                                       -------------------
 W. E. SCHAUER                                       4701 West Greenfield Avenue
                                                     Milwaukee, Wisconsin 53201

 E. W. MENTZER                                       4701 West Greenfield Avenue
                                                     Milwaukee, Wisconsin 53201

 J. J. HAYDEN                                        4701 West Greenfield Avenue
                                                     Milwaukee, Wisconsin 53201

          SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

          SEVENTH. The name and post-office address of each of the incorporators signing the articles of incorporation are as follows:

          NAME                                       POST-OFFICE ADDRESS
          ----                                       -------------------
 V. Miller                                           P. O. Box 2311
                                                     Reno, Nevada

 C. Kost                                             P. O. Box 2311
                                                     Reno, Nevada

 J. Stephenson                                       P. O. Box 2311
                                                     Reno, Nevada

          EIGHTH. The corporation is to have perpetual existence.

          NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

          To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real end personal property of this corporation.

          By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

          When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

          TENTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

          ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 14th day of June 1978.

                                                     /s/ V. Miller
                                                     ---------------------------
                                                     V. Miller

                                                     /s/ C. Kost
                                                     ---------------------------
                                                     C. Kost

                                                     /s/ J. Stephenson
                                                     ---------------------------
                                                     J. Stephenson

STATE OF NEVADA    )
                   )    SS:
COUNTY OF WASHOE   )

          On this 14th day of June, 1978, before me, a Notary Public, personally appeared V. Miller, C. Kost, and J. Stephenson, who severally acknowledged that they executed the above instrument.

                                                     /s/       [ILLEGIBLE]
                                                     ---------------------------
                                                            Notary Public
                                                               (Stamp)

                                                                [SEAL]